UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2003

HealthGate Data Corp.
(Exact name of registrant as specified in its charter)

Commission file number 0-28701

Delaware	04-3220927
(state or other jurisdiction of incorporation)	(IRS employer identification no.)

25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 685-4000

HealthGate Data Corp.

Form 8-K

Item 5.  Other Events

On October 3, 2003, HealthGate Data Corp. (“HealthGate”) signed an Asset Purchase Agreement with EBM Solutions, Inc. (“EBM Solutions”) pursuant to which HealthGate plans to acquire substantially all the assets and certain liabilities of EBM Solutions.  HealthGate anticipates that the transaction can be completed in late October, subject to closing conditions, including EBM Solutions stockholder approval.

A copy of the press release concerning the proposed acquisition is filed herewith as Exhbit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HealthGate Data Corp.

Date: October 3, 2003	By:	/s/ William S. Reece
William S. Reece
Chairman and Chief Executive Officer

	By:	/s/ Veronica Zsolcsak
Veronica Zsolcsak
Chief Financial Officer